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                                                                     Exhibit 3.1

                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             iXL ENTERPRISES, INC.

     iXL ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.  The name of the corporation is iXL Enterprises, Inc. (the
"Corporation").

     2. The Corporation was originally incorporated in Delaware under the name of IXL Holdings, Inc. pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State on March 21, 1996.

     3. This Restated Certificate of Incorporation was duly adopted in accordance with the requirements of Sections 242 and 245 (and Section 228, by a written consent given in accordance with said section) of the General Corporation Law of the State of Delaware and restates and integrates and further amends the provisions of the existing Certificate of Incorporation of the Corporation.

     4. The Corporation's Certificate of Incorporation is hereby amended and restated so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference (Exhibit A and this Certificate collectively constituting the Corporation's Restated Certificate of Incorporation).

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ______________, 1999 and hereby affirm and acknowledge under penalty of perjury that the filing of the Restated Certificate of Incorporation is the act and deed of the Corporation.


                              _____________________________________
                              M. Wayne Boylston
                              Executive Vice President
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                                   EXHIBIT A
                                   ---------

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             iXL ENTERPRISES, INC.
                             ---------------------

                                   ARTICLE I
                                      NAME

     The name of the Corporation is iXL Enterprises, Inc.


                                   ARTICLE II
                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at this address is the Corporation Trust Company.


                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                 CAPITAL STOCK

     4.1  Authorized Capital Stock.  The total number of shares of capital stock
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of all classes which the Corporation has authority to issue is two hundred and five million (205,000,000), two hundred million (200,000,000) shares of which shall be Common Stock, par value one cent ($.01) per share, and five million (5,000,000) shares of which shall be Preferred Stock, par value one cent ($.01) per share.

     4.2  Preferred Stock.  (a) The Preferred Stock may be issued at any time
          ---------------
and from time to time, in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish
                  ------------------------------------------
from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

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     (b) The authority of the Board of Directors with respect to each series of
Preferred Stock shall include, but not be limited to, determination of the following:

               (i) the designation of the series, which may be by distinguishing number, letter or title;

               (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

               (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

               (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

               (v) the dates on which dividends, if any, shall be payable;

               (vi) the redemption rights and price or prices, if any, for shares of the series;

               (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

               (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

               (x) restrictions on the issuance of shares of the same series or of any other class or series; and

               (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which

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          for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

     (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

     4.3  Conversion, Reclassification and Modification of Outstanding Capital
          --------------------------------------------------------------------
Stock. The capital stock of the Corporation outstanding on the date hereof is
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modified or converted as follows:

     (a) The Class B Common Stock, par value $.01 per share, is hereby renamed "Common Stock," which such Common Stock is the same Common Stock defined in
Section 4.1, above.

     (b) Upon this Restated Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"):

               (i) each share of Class A Common Stock, par value $.01 per share, of the Corporation ("Class A Common Stock"), Class A Convertible Preferred Stock, par value $.01 per share, of the Corporation ("Class A Preferred"), Class B Convertible Preferred Stock, par value $.01 per share, of the Corporation ("Class B Preferred"), and Class C Convertible Preferred Stock, par value $.01 per share, of the Corporation ("Class C Preferred") issued and outstanding (or held in the treasury of the Corporation) immediately prior to the Effective Time shall be automatically reclassified as 1, 100, 100, and 100, respectively, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock"); and

               (ii) each share of Class D Nonvoting Preferred Stock, par value $.01 per share, of the Corporation ("Class D Preferred") issued and outstanding (or held in the treasury of the Corporation) immediately prior to the Effective Time shall be automatically reclassified as such number of validly issued, fully paid and nonassessable shares of Common Stock as results from the formula set forth below:

                    N = (D + $1000) + 104.271982377686
                        -----------
                             P

                    where

                    N  =  the number of shares of Common Stock into which each issued and outstanding (or treasury) share of


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                              Class D Preferred shall be automatically
                              reclassified as at the Effective Time

                    D  =  the dollar amount of the accrued but unpaid dividends with respect to each share of Class D Preferred Stock as of the Effective Time

                    P  =  the initial public offering price, prior to any
                              underwriting or other selling discounts, of the Common Stock in the initial public offering of the Common Stock occurring contemporaneously with the Effective Time.


     Each stock certificate that, immediately prior to the Effective Time, represented shares of Class A Common Stock, Class A Preferred, Class B Preferred, Class C Preferred or Class D Preferred shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares formerly represented by such certificate shall have been reclassified, provided, however, that each person holding of record a certificate that represented shares of capital stock so reclassified shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of shares of Common Stock into which the shares formerly represented by such certificate shall have been reclassified.

     4.4  Designation of Director Nominees.
          --------------------------------

     (a) Definitions. "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (b) For so long as Kelso Investment Associates V, L.P. ("KIA V"), Kelso
                                                              -----
Equity Partners V, L.P. ("KEP V", and together with KIA V, "Kelso") or their
                          -----
respective Affiliates, hold 5% or more in the aggregate of the outstanding Common Stock of the Corporation, Kelso shall (i) have the right to designate two individuals as Board of Directors nominees for election to the Board of Directors of the Corporation, and (ii) have the exclusive right to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by Kelso.

     (c) For so long as CB Capital Investors, L.P. ("CB") or its Affiliates, hold 5% or more in the aggregate of the outstanding Common Stock of the Corporation, CB shall (i) have the right to designate one individual as a Board of Directors nominee for election to the Board of Directors of the Corporation, and (ii) have the exclusive right to designate for election an individual to fill any vacancy created by the removal or death of or resignation by a director originally designated for election by CB.

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     (d) If Kelso transfers 100% of the shares of Common Stock owned by it as of the date hereof (immediately after the reclassification of capital stock effectuated by Section 4.3 of this Restated Certificate of Incorporation) to one Person or a group of Affiliates, its transferees shall be deemed to be Kelso for purposes of this Section 4.4. If Kelso transfers 50% or more, but less than 100%, of the shares of Common Stock owned by it as of the date hereof (immediately after the reclassification of capital stock effectuated by Section
4.3 of this Restated Certificate of Incorporation) to one Person or a group of Affiliates, then such transferees shall have the rights and obligations of Kelso under this Section 4.4 to the extent set forth in an instrument executed by Kelso and such transferees. If CB transfers 100% of the shares of Common Stock owned by it as of the date hereof (immediately after the reclassification of capital stock effectuated by Section 4.3 of this Restated Certificate of Incorporation) to one Person or a group of Affiliates, its transferees shall be deemed to be CB for purposes of this Section 4.4.



                                   ARTICLE V
                              BOARD OF DIRECTORS:
                         MANAGEMENT OF THE CORPORATION

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

     5.1  Notice for Nomination.  Advance notice of nominations for the election
          ---------------------
of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

     5.2  Election.  The election of directors need not be by written ballot.
          --------

     5.3  Management of Business.  (a) All corporate powers and authority of the
          ----------------------
Corporation (except as at the time otherwise provided by law or by this Restated Certificate of Incorporation) shall be vested in and exercised by or under the direction of the Board of Directors.

     (b) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation.

     5.4  Liability.  A director of the Corporation shall not be liable to the
          ---------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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     5.5  Indemnification.  The Corporation shall indemnify to the full extent
          ---------------
possible under its Bylaws, as amended from time to time, any person who is or was a director, officer, employee or agent of the Corporation.

     5.6  No Stockholder Action by Written Consent.  Except as otherwise
          ----------------------------------------
provided for or fixed pursuant to the provisions of Section 4.2 of this Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

     No stockholder shall have any statutory preemptive right to acquire unissued shares of capital stock of the Corporation.


                                  ARTICLE VII
                                   AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present form of this Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Section 5.4 or 5.5 of Article V of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

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